UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2017
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 25, 2017, David H. Welch informed the Board of Directors (the “Board”) of Stone Energy Corporation (the “Company”) of his intention to retire as the Chief Executive Officer and President of the Company and as a member of the Board. On May 11, 2017, Mr. Welch entered into a Separation Agreement and General Release (the “Agreement”) with the Company providing for certain compensation, benefits and other terms relating to his retirement, and he resigned from the Board.

The Agreement provides, among other things, that (i) Mr. Welch’s separation from employment is effective as of April 28, 2017, (ii) Mr. Welch will be entitled to his outstanding wages and accrued vacation and sick pay in the amount of $100,000, (iii) Mr. Welch will receive a lump sum severance payment in the amount of 18 months of base salary, equal to $975,000, and a lump sum bonus payment of $260,000, equal to the prorated portion of Mr. Welch’s annual bonus opportunity of 120% of his annual base salary through April 28, 2017, (iv) Mr. Welch will receive $365,625 owed to him under the Company’s Key Executive Incentive Plan, (v) the Company will subsidize the medical insurance premiums under COBRA for Mr. Welch and his eligible dependents for six months after April 28, 2017 or until Mr. Welch obtains new employment with a health benefit plan similar to that being continued, (vi) the next tranche of unvested warrants and restricted stock held by Mr. Welch, consisting of 5,201 warrants and 1,473 shares of restricted stock, will fully vest as of the date provided for under the terms of the Agreement, and (vii) the Company will reimburse Mr. Welch for outplacement services up to $32,500.

In the Agreement, Mr. Welch provided a customary general release to the Company and agreed to remain subject to certain confidentiality covenants. Mr. Welch may revoke the Agreement for a period of seven days following its execution. If the Agreement is not revoked, it will become effective on the eighth day following the execution of the Agreement. If Mr. Welch exercises his revocation right, the Agreement will have no force or effect. The description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

10.1	Separation Agreement and General Release, dated as of May 11, 2017, by and between David H. Welch and Stone Energy Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: May 16, 2017	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release, dated as of May 11, 2017, by and between David H. Welch and Stone Energy Corporation